UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 14, 2006

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12982	770559736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

581 Higuera Street, San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

(805) 782-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On March 14, 2006, Mission Community Bancorp reported earnings results for year ending December 31, 2005. Mission Community Bancorp reported full year 2005 net income of $957 thousand, or $1.15 per diluted share, as compared with $1.492 million, or $1.84 per diluted share for the same period in 2004.  For the fourth quarter of 2005, MCB reported net income of $330 thousand, or $0.40 per diluted share, as compared with $515 thousand, or $0.63 per diluted share for 2004.

Mission Community Bancorp’s total assets were $156 million as of December 31, 2005, a 12% increase over the prior year of $139 million.  Outstanding loans totaled $119 million, a $16 million, or 16% increase over the prior year-end.  Deposits increased $15 million, or 13%, over the same year to $128 million at the end of 2005.

Item 9.01.  Financial Statement and Exhibits

(d)	Exhibits

	99.1	Press Release dated March 14, 2006

Forward Looking Statements

This Form 8-K includes forward-looking information, which is subject to the "safe harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act and the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words "anticipate," "estimate," "expect," "project," "intend," "commit," "believe" and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2006		MISSION COMMUNITY BANCORP

	By:	/s/ ANITA M. ROBINSON
Anita M. Robinson
President and Chief Executive Officer